AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2002
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                         THE BEAR STEARNS COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     13-3286161
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE BEAR STEARNS COMPANIES INC.
                                STOCK AWARD PLAN
                            (Full Title of the Plan)

                             SAMUEL L. MOLINARO JR.
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                                           PROPOSED MAXIMUM     AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE      PROPOSED MAXIMUM OFFERING   AGGREGATE OFFERING   REGISTRATION
           TO BE REGISTERED                 REGISTERED(1)         PRICE PER UNIT(2)            PRICE(2)           FEE(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share   19,000,000 shares              $64.35             $1,222,650,000       $112,484
===========================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on April 4, 2002.

================================================================================

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

      Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (THE "SECURITIES ACT"), this Registration Statement is filed by The Bear Stearns Companies Inc., a Delaware corporation (THE "COMPANY"), to register an additional 19,000,000 shares of the Company's common stock, par value $1.00 per share (THE "COMMON STOCK"), as to which options or awards may be granted under The Bear Stearns Companies Inc. Stock Award Plan (THE "STOCK AWARD PLAN").

      On December 8, 1999, the Company filed a Registration Statement on Form S-8 (File No. 333-92357) (THE "REGISTRATION STATEMENT") in order to register 16,000,000 shares of Common Stock issuable under the Stock Award Plan.

      On March 29, 2001, the Company's stockholders approved an amendment to the Stock Award Plan to increase the number of shares as to which options or awards may be granted from 16,000,000 to 24,000,000 shares. On March 26, 2002, the Company's stockholders approved a further amendment to the Stock Award Plan to increase the number of shares as to which options or awards may be granted from 24,000,000 to 35,000,000 shares. This Registration Statement on Form S-8 is being filed to register 19,000,000 shares of Common Stock issuable under the Stock Award Plan.

      Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement, including the documents incorporated by reference therein, are hereby incorporated by reference into this Registration Statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Stock Award Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

      Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as
Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998 and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001 is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (File No. 333-63002) filed June 14, 2001.

      The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

      For the undertaking with respect to indemnification, see Item 9.

ITEM 8. EXHIBITS.

      Exhibit No.       Description
      -----------       -----------

      4(a)(1)     --    Restated Certificate of Incorporation of the registrant
                        (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No.
                        333-57083)).

      4(a)(2)     --    Certificate of Amendment of Restated Certificate of
                        Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration
                        Statement on Form S-8 (File No. 333-63002)).

      4(a)(3)     --    Certificate of Stock Designation relating to the
                        registrant's Adjustable Rate Cumulative Preferred Stock,
                        Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No.
                        33-49979)).

      4(a)(4)     --    Certificate of Correction to the Certificate of Stock
                        Designation relating to the registrant's Adjustable Rate
                        Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(7) to the Registration
                        Statement on Form S-8 (File No. 33-49979)).

      4(a)(5)     --    Certificate of Stock Designation relating to the
                        registrant's 6.15% Cumulative Preferred Stock, Series E
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14,
                        1998).

      4(a)(6)     --    Certificate of Stock Designation relating to the
                        registrant's 5.72% Cumulative Preferred Stock, Series F
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                        1998).

      4(a)(7)     --    Certificate of Stock Designation relating to the
                        registrant's 5.49% Cumulative Preferred Stock, Series G
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                        1998).

      4(a)(8)     --    Certificate of Elimination of the Cumulative Convertible
                        Preferred Stock, Series A; Cumulative Convertible
                        Preferred Stock, Series B; Cumulative Convertible
                        Preferred Stock, Series C; and Cumulative Convertible
                        Preferred Stock, Series D of the registrant
                        (incorporated by reference to Exhibit 4(d)(9) to the Current Report on Form 8-K filed on January 15, 2002).

      4(a)(9)     --    Certificate of Elimination of the 7.88% Cumulative
                        Convertible Preferred Stock, Series B of the registrant
                        (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form 8-K filed on January 15, 2002).

      4(a)(10)    --    Certificate of Elimination of the 7.60% Cumulative
                        Convertible Preferred Stock, Series C of the registrant
                        (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form 8-K filed on January 15, 2002).

      4(b)        --    Amended and Restated By-laws of the registrant as
                        amended through January 8, 2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

      4(c)        --    The Bear Stearns Companies Inc. Stock Award Plan,
                        amended and restated as of March 26, 2002.

      5           --    Opinion of Cadwalader, Wickersham & Taft.

      23(a)       --    Consent of Deloitte & Touche LLP.

      23(b)       --    Consent of Cadwalader, Wickersham & Taft (included in
                        Exhibit 5).

      24          --    Power of attorney (included in the signature pages to
                        the Registration Statement).

ITEM 9. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (THE "COMMISSION") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (THE "EXCHANGE ACT"), that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 11, 2002.

                                        THE BEAR STEARNS COMPANIES INC.


                                        By:/s/ Samuel L. Molinaro Jr.
                                           -------------------------------------
                                               SAMUEL L. MOLINARO JR.
                                               Executive Vice President
                                               and Chief Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 11, 2002.

         SIGNATURE                               TITLE
         ---------                               -----

                  THE BEAR STEARNS COMPANIES INC.

   /s/ Alan C. Greenberg      Chairman of the Executive Committee and Director
--------------------------
     ALAN C. GREENBERG


    /s/ James E. Cayne        Chairman of the Board, Chief Executive Officer
--------------------------       and Director (Principal Executive Officer)
      JAMES E. CAYNE


   /s/ Carl D. Glickman       Director
--------------------------
     CARL D. GLICKMAN


 /s/ Donald J. Harrington     Director
--------------------------
   DONALD J. HARRINGTON

         SIGNATURE                               TITLE
         ---------                               -----


    /s/ William L. Mack       Director
--------------------------
      WILLIAM L. MACK


   /s/ Frank T. Nickell       Director
--------------------------
     FRANK T. NICKELL


  /s/ Frederic V. Salerno     Director
--------------------------
    FREDERIC V. SALERNO


   /s/ Alan D. Schwartz       President, Co-Chief Operating Officer and Director
--------------------------
     ALAN D. SCHWARTZ


   /s/ Warren J. Spector      President, Co-Chief Operating Officer and Director
--------------------------
     WARREN J. SPECTOR


     /s/ Vincent Tese         Director
--------------------------
       VINCENT TESE


      /s/ Fred Wilpon         Director
--------------------------
        FRED WILPON


/s/ Samuel L. Molinaro Jr.    Executive Vice President and Chief Financial
--------------------------       Officer (Principal Financial Officer)
  SAMUEL L. MOLINARO JR.


  /s/ Marshall J Levinson     Controller
--------------------------       (Principal Accounting Officer)
    MARSHALL J LEVINSON

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

4(a)(1)     --    Restated Certificate of Incorporation of the registrant
                  (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)     --    Certificate of Amendment of Restated Certificate of
                  Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8
                  (File No. 333-63002)).

4(a)(3)     --    Certificate of Stock Designation relating to the registrant's
                  Adjustable Rate Cumulative Preferred Stock, Series A
                  (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(4)     --    Certificate of Correction to the Certificate of Stock
                  Designation relating to the registrant's Adjustable Rate
                  Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(5)     --    Certificate of Stock Designation relating to the registrant's
                  6.15% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form
                  8-A filed on January 14, 1998).

4(a)(6)     --    Certificate of Stock Designation relating to the registrant's
                  5.72% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form
                  8-A filed on April 20, 1998).

4(a)(7)     --    Certificate of Stock Designation relating to the registrant's
                  5.49% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form
                  8-A filed on June 18, 1998).

4(a)(8)     --    Certificate of Elimination of the Cumulative Convertible
                  Preferred Stock, Series A; Cumulative Convertible Preferred
                  Stock, Series B; Cumulative Convertible Preferred Stock,
                  Series C; and Cumulative Convertible Preferred Stock, Series D of the registrant (incorporated by reference to Exhibit
                  4(d)(9) to the Current Report on Form 8-K filed on January 15,
                  2002).

4(a)(9)     --    Certificate of Elimination of the 7.88% Cumulative Convertible
                  Preferred Stock, Series B of the registrant (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form
                  8-K filed on January 15, 2002).

4(a)(10)    --    Certificate of Elimination of the 7.60% Cumulative Convertible
                  Preferred Stock, Series C of the registrant (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form
                  8-K filed on January 15, 2002).

4(b)        --    Amended and Restated By-laws of the registrant as amended
                  through January 8, 2002 (incorporated by reference to Exhibit
                  4(d)(6) to the Current Report on Form 8-K filed on January 15,
                  2002).

4(c)        --    The Bear Stearns Companies Inc. Stock Award Plan, amended and restated as of March 26, 2002.

5           --    Opinion of Cadwalader, Wickersham & Taft.

23(a)       --    Consent of Deloitte & Touche LLP.

23(b)       --    Consent of Cadwalader, Wickersham & Taft (included in Exhibit
                  5).

24          --    Power of attorney (included in the signature pages to the
                  Registration Statement).